Atlantic coast Financial CORPORATION NAMES JOHN K. STEPHENS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

JACKSONVILLE, Fla. (September 10, 2013) – Atlantic Coast Financial Corporation (the "Company" or "Atlantic Coast Financial," NASDAQ symbol: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today announced that its Board of Directors has named John K. Stephens President and Chief Executive Officer of both Atlantic Coast Financial and Atlantic Coast Bank, contingent upon receipt of regulatory non-objection from the Office of the Comptroller of the Currency and the Federal Reserve Bank of Atlanta. Stephens will replace Thomas B. Wagers, Sr., who has served as Interim President and Chief Executive Officer since July 2013.

Stephens is a 23-year veteran of the banking and financial services industry. From 2006 to 2011, he served as Chief Lending Officer for the Central and North Florida affiliate banks of Fifth Third Bank, N.A., overseeing a loan portfolio of almost $2 billion and responsible for strategic leadership for all wholesale banking activities. Stephens began his career in 1986 with Wachovia Bank, N.A., where he started as a regional banking officer, later became a relationship manager responsible for originating and managing senior debt and ancillary service relationships with corporate clients, and was ultimately selected to start and lead a leveraged finance group. Most recently, Stephens served as President of Orlando, Florida-based Tower Bridge Capital, Inc.

Stephens received an MBA, with a concentration in corporate finance and capital markets, from the University of Notre Dame, Mendoza Graduate School of Business, and earned a Bachelor of Arts degree from the University of South Carolina.

In commenting on the announcement, Jay Sidhu, who led the CEO search committee for the Company, said, "Our Board is very excited that John has accepted our invitation to lead the Company as its CEO, and we believe all of our constituents – shareholders, customers and employees – will be equally excited once they get to know him. John is a proven leader who brings significant banking experience to our company, including working in our northeast Florida market. During his more than 23 years in the financial industry, he has been a key player in all aspects of the banking industry, advancing to virtually every critical position in a bank's structure. We expect his diverse experience and excellent track record to be invaluable to Atlantic Coast Financial as we continue to develop and implement our strategic initiatives."

In commenting on his new position, Stephens added, "I am indeed honored to become part of the Atlantic Coast Financial management team. I am impressed by the Company's potential, the markets in which it operates and the opportunities they present, as well as the energy and commitment demonstrated by the entire team to strengthening the Company's capital structure and building Atlantic Coast Bank's community banking model. I look forward to working with such a talented team of management and associates to build a strong future for the Company."

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ACFC Names Stephens President and CEO

September 10, 2013

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

For additional information contact:

Thomas B. Wagers, Sr.

Chief Financial Officer

(904) 565-8570

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